                                                                    EXHIBIT 99.1

NEWS RELEASE                                      [ELCOR CORPORATION LETTERHEAD]


PRESS RELEASE                                                     TRADED:  NYSE
FOR IMMEDIATE RELEASE                                             SYMBOL:  ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                                     Harold R. Beattie, Jr.
Vice Chairman, Chief Financial                          Vice President - Finance
and Administrative Officer                              and Treasurer
(972) 851-0510                                          (972) 851-0523


   ELCOR CORPORATION REPORTS FOURTH QUARTER AND FISCAL 2001 OPERATING RESULTS;
    ELK ROOFING ANNOUNCES NEW MARKETING INITIATIVE AND PRODUCT INTRODUCTIONS;
          KEY NEW MANAGEMENT ASSIGNMENT HIGHLIGHTS IMPORTANCE OF ELK'S
                       NONWOVEN AND COATED MAT OPERATIONS

DALLAS, TEXAS, August 13, 2001 . . . . Describing fiscal 2001 as a significantly challenging period for its Elk and Cybershield businesses, Elcor Corporation said today that the year ended on a positive note, as year-over-year fourth quarter sales rose for the first time in four quarters and quarterly earnings exceeded analyst consensus estimates.

At the same time, the company announced a major new marketing initiative. Elk's "A Whole Different Animal(TM)" campaign features the introduction of its new Prestique(R) Gallery Collection(TM) of premium laminated shingles, as well as additions and significant improvements to its existing Prestique and Capstone(R) shingle lines. The campaign not only focuses on providing a broader product mix to existing reroofing markets, but also signals Elk's intent to more aggressively pursue the new construction housing sector.

QUARTERLY AND FISCAL 2001 YEAR-END RESULTS

Sales during the fourth quarter ending June 30, 2001 increased 15% to $108.4 million, from $94.0 million in the same quarter last year, and represented Elcor's first year-over-year quarterly sales increase since the March 2000 quarter. Net income during the fourth quarter was $1.9 million, or $0.10 per diluted share, compared to $6.2 million, or $0.31 per diluted share, in the year-ago quarter. Fourth quarter earnings exceeded the consensus analyst estimate of $0.09 per diluted share for the quarter.

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 2

Net income for the fiscal year ending June 30, 2001 was $8.8 million, or $0.45 per diluted share, compared to $29.9 million, or $1.49 per diluted share, in the prior fiscal year. Sales of $379.2 million were 4% lower than $395.2 million in the prior fiscal year.

Thomas D. Karol, Elcor's President and Chief Executive Officer, said, "Fiscal 2001 results reflect the difficult industry conditions that affected our Elk and Cybershield business units during the year. Industry shipments of residential asphalt shingles declined significantly for only the fourth time since 1950, and the telecommunications markets served by Cybershield experienced an extremely sharp downturn during the second half of our fiscal year. Significantly higher energy and asphalt costs could not be recovered through increased pricing in an environment of weak demand, and the start-up costs of our new Myerstown, Pennsylvania roofing plant were a temporary drain on earnings in fiscal 2001.

"On a positive note, operating results for our Industrial Products segment improved significantly during fiscal 2001, and Elk's shingle shipments rebounded sharply during the month of June 2001 to set a new all time monthly record for the company. The 38% increase in Elk's shingle manufacturing capacity resulting from our new Myerstown roofing plant has resolved production limitations that we have encountered in the past, and we expect the Myerstown plant to be profitable during the September quarter of fiscal 2002," he said.

ELK ANNOUNCES NEW SHINGLE PRODUCTS AND WARRANTY ENHANCEMENTS

As a part of its "A Whole Different Animal" program, Elk announced the introduction of a new product line, the Prestique Gallery Collection, and made additions and improvements to its existing Prestique and Capstone premium laminated shingle lines.

The Prestique Gallery Collection of shingles features attractive new color blends whose rich appearance reflects the splendor of the natural world. These hues, unique to Elk, are the result of Elk's collaboration with Bart Forbes, a world-renowned artist, and Pat Verlodt, an internationally recognized color expert. These colors were designed to reflect the current trends in home exteriors. Elk commissioned Mr. Forbes to create original artwork for use in related marketing materials. Gallery Collection shingles have a 40-year limited product warranty and up to a 110 mph limited wind warranty.

Elk's Prestique line of premium laminated shingle products was also upgraded with the introduction of a new shingle product and improved warranties.

o The Prestique line will now include a new shingle featuring the Elk Prestique High Definition(R) look, a 30-year limited product warranty and a limited 60 mph wind warranty.

o The limited wind warranty for Elk's 40-year Prestique Plus shingle was increased up to 110 mph (was 80 mph).


                                                                           /more

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 3

o The limited product warranty for Elk's Prestique I shingle was increased to 35 years (was 30 years), and its limited wind warranty was increased to 80 mph (was 70 mph).

With these changes, there are now four Prestique products: Prestique Plus 40 High Definition, Prestique I 35 High Definition, Prestique 30 High Definition and Prestique 25 Raised Profile(TM).

In addition, Elk substantially upgraded the limited product warranty on its Capstone shingle to 40 years (was 30 years) and increased its limited wind warranty up to 110 mph (was 80 mph). Elk also extended the marketing area of its Capstone product to a national basis and is now offering Capstone with Formula FLX(TM), making it more flexible and easier to install. A new Capstone color, Village Green, is also being made available.

Special high-wind application techniques are required for Elk's 110 mph limited wind warranty.

Mr. Karol commented, "We are very optimistic that the initiatives of Elk's "A Whole Different Animal" program will create excitement in Elk's product line among distributors, contractors and homeowners, and generate increased sales for our newly expanded manufacturing capacity. Our new Prestique 30 High Definition product offers improved new features in a "mid-weight" shingle targeted at the residential replacement market. The Prestique 25 Raised Profile shingle is now positioned as an excellent product for the builder segment, which Elk expects to target more aggressively. We are also optimistic that our greater product differentiation and segmentation has the potential to improve margins," he said.

INCREASED MANAGEMENT FOCUS AT ELK'S NONWOVEN AND COATED MAT OPERATIONS

Effective July 1, 2001, Robert E. Pine was promoted to the newly created position of Executive Vice President of Elk's nonwoven and coated mat operations. In this new role, Mr. Pine will be responsible for developing new market opportunities for Elk's nonwoven manufacturing capabilities outside of traditional roofing markets, and for further exploiting VersaShield's(R) coated mat applications in a number of identified key markets. Mr. Pine was formerly Vice President and General Manager of Elk's roofing and nonwoven fiberglass mat operations at its Ennis, Texas manufacturing facility. Mr. Karol said, "Market development successes with our patented VersaShield coated nonwoven mat applications cause us to be optimistic that a sizeable market opportunity exists for these applications. In order to expedite the successful realization of this opportunity, and to diversify the markets for Elk's nonwoven manufacturing capabilities, dedicated management, with responsibility for only this significant part of our business, is essential," he said.


                                                                           /more

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 4

OUTLOOK

Mr. Karol said, "This has been a very challenging and, in our belief, a trough earnings year for our company. On the one hand, our earnings dropped dramatically due to several internal and external factors. But on the other hand, we have positioned ourselves for substantially improved operating results in each of our business units.

o At Elk, we are encouraged by recent improvement in the roofing market, and we have the manufacturing capacity and strategies in place to significantly outperform market growth in the premium laminated sector. A new management focus at our nonwoven fiberglass mat business is expected to create additional new opportunities in coated and non-coated mat products.

o While Cybershield's telecommunications markets remain uncertain, we believe its more diversified customer base and product offerings will result in a resumption of good growth during fiscal 2002. In June 2001, Cybershield obtained an exclusive license, in key markets, to utilize a proprietary new process to metalize complex patterns of electroless conductive metals on three-dimensional plastic parts with great precision. While this new technology is in the development stage, we believe that it has exciting potential applications in mobile telephone handsets and in a variety of other widely used electronic devices that have not historically utilized Cybershield's services.

o Ortloff Engineers should see improved licensing revenues from its proprietary gas processing technology during fiscal 2002, as its technology is used in several large international projects and current economics are more favorable for retrofit projects.

o Chromium's profit turnaround was achieved in early fiscal 2001, and we expect solidly profitable results for fiscal 2002.

"We expect to meet the analyst consensus estimate of $0.19 per diluted share for our first fiscal quarter ending September 30, 2001. Assuming no further deterioration in the economy, our current earnings outlook for the full fiscal year ending June 30, 2002 is in the range of $0.75 to $0.85 per diluted share.

"We are clearly focused on delivering excellent returns to our shareholders by being the preferred supplier in every aspect of our business. We have the capability of delivering superior value to our customers through technology, marketing, and service innovation, combined with a state-of-the-art manufacturing base that has been strategically put in place to help us execute our strategy. All Elcor employees are eager to utilize these investments to deliver increased value to our customers and investors," he concluded.

During the June 2001 quarter, Elcor changed its accounting policy, in accordance with new accounting guidelines, to include outbound freight costs within cost of goods sold. In prior periods, Elcor accounted for outbound freight costs as a deduction from gross sales to arrive at net sales. All comparable prior periods have been reclassified for this policy change, which has no impact upon reported net income.


                                                                           /more

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 5

CORPORATE QUARTERLY EARNINGS CONFERENCE CALL

Elcor's quarterly earnings conference call for the quarter and year ended June 30, 2001, will be held tomorrow, Tuesday, August 14, 2001, at 11:00 a.m. Eastern time (10:00 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the Elcor Website at www.elcor.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2000, and subsequent Forms 8-K and 10-Q.

                                 - - - - - - - -

Elcor, through its subsidiaries, manufactures Elk brand roofing and building products, reconditions locomotive engine components, provides technology for gas processing, and provides electronics manufacturing services. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing and building products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; its locomotive engine products facility is located in Cleveland, Ohio; and its gas processing technology operation is located in Midland, Texas.

                                                                           /more

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 6

CONDENSED RESULTS OF OPERATIONS
($ in thousands except per share data)

                                                  Unaudited                   Audited
                                              Three Months Ended          Fiscal Year Ended
                                                   June 30,                   June 30,
                                              2001          2000          2001          2000
                                           -----------   -----------   -----------   -----------
SALES                                      $   108,410   $    94,006   $   379,156   $   395,198
                                           -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
       Cost of sales                            91,506        73,198       313,605       307,440
       Selling, general & administrative        12,545        10,347        48,197        39,699
       Interest expense and other, net           1,360           402         3,391         1,162
      Gain from involuntary conversion               0             0             0        (1,292)
                                           -----------   -----------   -----------   -----------

Total Costs and Expenses                       105,411        83,947       365,193       347,009
                                           -----------   -----------   -----------   -----------

INCOME BEFORE INCOME TAXES                       2,999        10,059        13,963        48,189

Provision for income taxes                       1,123         3,818         5,201        18,257
                                           -----------   -----------   -----------   -----------

NET INCOME                                 $     1,876   $     6,241   $     8,762   $    29,932
                                           ===========   ===========   ===========   ===========

INCOME PER COMMON SHARE-BASIC              $      0.10   $      0.32   $      0.45   $      1.53
                                           ===========   ===========   ===========   ===========

INCOME PER COMMON SHARE-DILUTED            $      0.10   $      0.31   $      0.45   $      1.49
                                           ===========   ===========   ===========   ===========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                       19,229        19,615        19,322        19,577
                                           ===========   ===========   ===========   ===========

    Diluted                                     19,390        20,087        19,493        20,086
                                           ===========   ===========   ===========   ===========

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 7

FINANCIAL INFORMATION BY COMPANY SEGMENTS
($ in thousands)

                                                   Unaudited                      Audited
                                              Three Months Ended             Twelve Months Ended
                                                    June 30,                      June 30,
                                               2001           2000           2001           2000
                                           -----------    -----------    -----------    -----------
SALES
      Roofing Products                     $    98,575    $    84,852    $   335,971    $   350,319
      Electronics Manufacturing Services         5,972          6,668         29,528         33,420
      Industrial Products                        3,856          2,456         13,561         11,300
      Corporate & Eliminations                       7             30             96            159
                                           -----------    -----------    -----------    -----------
                                           $   108,410    $    94,006    $   379,156    $   395,198
                                           ===========    ===========    ===========    ===========

OPERATING PROFIT (LOSS)
      Roofing Products                     $     7,269    $    12,158    $    25,539    $    53,024
      Electronics Manufacturing Services          (780)           223          1,392          4,904
      Industrial Products                          384         (1,546)          (735)        (4,653)
      Corporate & Eliminations                  (2,514)          (374)        (8,842)        (5,216)
                                           -----------    -----------    -----------    -----------
                                           $     4,359    $    10,461    $    17,354    $    48,059
                                           ===========    ===========    ===========    ===========

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 8

CONDENSED BALANCE SHEET
(Audited, $ in thousands)


                                                          June 30,
                                                      2001         2000
                                                   ----------   ----------

ASSETS

Cash and cash equivalents                          $      128   $    4,702
Receivables, net                                       73,660       71,712
Inventories                                            51,016       40,965
Deferred income taxes                                   3,977        2,822
Prepaid expenses and other                              8,487        4,312
                                                   ----------   ----------

      Total Current Assets                            137,268      124,513

Property, plant and equipment, net                    220,036      195,104
Other assets                                            2,744        2,957
                                                   ----------   ----------

      Total Assets                                 $  360,048   $  322,574
                                                   ==========   ==========


                                                          June 30,
                                                      2001         2000
                                                   ----------   ----------
LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and accrued liabilities           $   48,034   $   48,287
Current maturities on long-term debt                        0            0
                                                   ----------   ----------

      Total Current Liabilities                        48,034       48,287

Long-term debt, net                                   123,300       91,300
Deferred income taxes                                  26,612       21,083
Shareholders' equity                                  162,102      161,904
                                                   ----------   ----------

      Total Liabilities and Shareholders' Equity   $  360,048   $  322,574
                                                   ==========   ==========

PRESS RELEASE
Elcor Corporation
August 13, 2001
Page 9

CONDENSED STATEMENT OF CASH FLOWS
(Audited, $ in thousands)

                                                            Fiscal Year Ended
                                                                 June 30,
                                                            2001          2000
                                                        ----------    ----------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                              $    8,762    $   29,932
Adjustments to net income
       Depreciation and amortization                        13,697        10,671
       Deferred income taxes                                 4,374         2,325
       Gain from involuntary conversion                          0        (1,292)
       Changes in assets and liabilities:
           Trade receivables                                (1,948)        1,154
           Inventories                                     (10,051)      (15,195)
           Prepaid expenses and other                       (4,175)        3,022
           Accounts payable and accrued liabilities           (253)       14,403
                                                        ----------    ----------


Net cash from operations                                    10,406        45,020
                                                        ----------    ----------

INVESTING ACTIVITIES
       Additions to property, plant & equipment            (38,543)      (70,091)
       Insurance proceeds from involuntary conversion            0         2,310
       Other                                                   127           256
                                                        ----------    ----------

Net cash from investing activities                         (38,416)      (67,525)
                                                        ----------    ----------

FINANCING ACTIVITIES
       Long-term  borrowings, net                           32,000        28,300
       Dividends on common stock                            (3,851)       (3,923)
       Treasury stock transactions and other, net           (4,713)       (1,356)
                                                        ----------    ----------

Net cash from financing activities                          23,436        23,021
                                                        ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        (4,574)          516

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR               4,702         4,186
                                                        ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $      128    $    4,702
                                                        ==========    ==========